Gryphon Gold Announces Financial Results for the 3rd Quarter Ended
December 31, 2008

February 13, 2009 -- Gryphon Gold Corporation (GGN: TSX; GYPH: OTC.BB) (the "Company") reported for the three months ended December 31, 2008 a net loss of $818,518 or $0.01 per share compared to a net loss of $1,736,589 or $0.03 per share in the same period in the prior year, on greater shares outstanding. Total spending on exploration activities on the Borealis property decreased by $519,340 from the prior years comparable quarter.

Business highlights for the quarter ended December 31, 2008 were:

  Steps were completed that significantly reduce current cash costs and future commitments. The expenditure reductions were made to ensure business presence is maintained while planning continues to put the Borealis property in Nevada’s Walker Lane gold belt into production. The Company plans to wait for capital market conditions to improve before making a business decision to raise equity necessary for the construction phase of the operation.

  Appointed Mr. Marvin Kaiser to the board of directors. Mr. Kaiser comes to Gryphon with 40 years in the natural resources industry and brings financial expertise to the board. His career in the natural resources industry began in 1969 with Ranchers Exploration and Development Corporation where he held various positions including Chief Financial Officer and Senior Vice President until the company was combined with Hecla Mining Company in 1984. Mr. Kaiser also served as Chief Financial Officer of AMAX Gold, Inc from 1989 until 1993 when AMAX Inc was combined with Cyprus Mining. Subsequent to leaving AMAX, Mr. Kaiser joined The Doe Run Company as Chief Financial Officer. At the time of his retirement from Doe Run in 2006, he held the positions of Executive Vice President and Chief Administrative Officer.

  Amended the convertible promissory note so that cash interest payments shall be $72,388 and $51,713 each January 1 and June 1, respectively, or one half the previous amounts. The unpaid interest will be added to the principal balance of the note, and will compound monthly at 5% and become due and payable at the due date of the note, March 30, 2010.

  Sold an un-leased Nevada Eagle exploration property for $50,000 and received $102,500 in ongoing lease payments for Nevada Eagle properties.

Because of the reduced valuations of exploration companies and limited opportunities to raise funds, discretionary spending has been substantially reduced. The Company has converted several personnel positions to part time or contract and eliminated others. All contractual commitments have been reviewed and amended or terminated as feasible. These reductions were designed to allow the Company to better meet its obligations, thus allowing the long-term preservation of the investment in the Borealis property and the Nevada Eagle exploration properties. Because of its fully permitted oxide heap leach resource on the Borealis property and its large portfolio of exploration properties, leases and joint ventures in the State of Nevada, the Company is in a good position to benefit from what management expects to be a future cyclical upturn in the valuations of exploration companies. The Company also is exploring actively other investment possibilities to secure the development of the Borealis property.

Exploration expenses during the three months ended December 31, 2008 were $141,667 or 17% of total expenses compared to $661,007 or 37% of total expenses in the prior year. Included in exploration expenses were final severance payments and final payments to vendors and contract consultants. No exploration drilling was completed in the current year’s quarter compared to the prior year’s third quarter when the Company drilled a total of 5 holes totaling 5,515 feet.

Management salaries and consulting fees in the quarter ended December 31, 2008 decreased to $258,876 compared to $529,729 incurred in the quarter ended December 31, 2007. The current quarters cost included a charge to earnings of $178,887 for severance payments. Total non-cash compensation costs related to stock options included in the quarter ended December 31, 2008 were $70,174 versus $199,422 in the prior year’s comparable quarter.

For the nine month period ended December 31, 2008, the Company incurred a net loss of $9,174,236 or $0.15 per share compared to a net loss of $6,463,678 or $0.13 per share incurred during the same period in the prior year. The year to date loss included a non-cash $5,100,000 impairment charge reducing the carrying value of the exploration properties held by Nevada Eagle.

Exploration expenses during the nine month period ended December 31, 2008 were $1,422,985 or 35% (before the effect of the non-cash impairment charge) of total expenses compared to $3,414,405 or 51% of total expenses in the prior year. During the nine months ended December 31, 2008, a CIM compliant NI 43-101 resource report was completed in April and in September 2008 we released the results of our Preliminary Assessment of the development of an oxide heap leach gold mine on the Borealis property. Much of the current year’s expenses covered the completion of these two reports plus permitting efforts for exploration drilling in the pediment areas of the Borealis property. During the nine months ended December 31, no exploration drilling was completed compared to 31 holes representing 36,405 feet in the comparable period of the prior year.

Management salaries and consulting fees in the nine months ended December 31, 2008 were $1,246,269 compared to $1,663,160 for the same period in the prior year. The change in costs was due to a decrease in investor relations activities and the termination of most employees. Total non-cash compensation costs included in the nine months ended December 31, 2008 were $468,620 versus $683,916 in the prior year’s comparable period.

Gryphon Gold is a Nevada focused, gold exploration company. Its principal gold resource, the 1.4 million (measured and indicated) and 1.1 million (inferred) ounce Borealis deposit, is located in the Walker Lane gold belt of western Nevada. The Borealis gold system is one of the largest known volcanic-hosted high-sulphidation gold bearing mineralized systems in Nevada. Nevada Eagle Resources, a wholly owned subsidiary, has approximately 54 highly prospective gold properties located in gold trends in Nevada. Nevada Eagle's principal properties have a cumulative 900,000 of historical ounces of gold (the historical estimates are based on internal reports prepared by prior owners prior to February 2001 and were not prepared in accordance with CIM NI 43-101 standards and thus their reliability has not been verified). A number of Nevada Eagle’s principal properties are subject to joint venture or farm in agreements in favor of third parties.

ON BEHALF OF THE BOARD OF DIRECTORS OF GRYPHON GOLD CORPORATION

John L. Key, CEO

Full financial statements and securities filings are available on our website: www.gryphongold.com and www.sec.gov or www.sedar.com. For further information contact: John Key, CEO, by phone: 604-261-2229, or email at jkey@gryphongold.com The new technical report has been filed with Canadian Securities regulatory authorities on SEDAR and has been made available on the Company’s website at www.gryphongold.com.

This press release was reviewed by Dr. R. Steininger of Gryphon Gold, a Qualified Person as defined by National Instrument 43-101 of the Canadian Securities Administrators. This press release contains "forward-looking information" which may include, but is not limited to, statements with respect to anticipated lease payments, valuation of junior resource companies, future overhead costs, resource estimates, and other plans, projections, estimates and expectations including potential timing of making a production decision for the Borealis property. Such forward-looking statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including, the risks and uncertainties outlined in our most recent financial statements and reports and registration statement filed with the SEC (available at www.sec.gov) and with Canadian securities administrators (available at www.sedar.com). Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected.

All mineral resources have been estimated in accordance with the definition standards on mineral resources and mineral reserves of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in National Instrument 43-101, commonly referred to as NI 43-101. U.S. reporting requirements for disclosure of mineral properties are governed by the United States Securities and Exchange Commission (SEC) Industry Guide 7. Canadian and Guide 7 standards are substantially different. This press release uses the terms "measured," "indicated," and "inferred" "resources." We advise investors that while those terms are recognized and required by Canadian regulations, the SEC does not recognize them. Inferred mineral resources are considered too speculative geologically to have economic considerations applied to them that enable them to be categorized as mineral reserves. We do not undertake to update forward-looking statements.